 Exhibit 10.1
THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
6% CONVERTIBLE NOTE US $191,858.25	DUE July 13, 2026 Date of Issuance: July 13, 2016
FOR VALUE RECEIVED, SMART SERVER, INC., a Nevada corporation (the "Company"), hereby unconditionally promises to pay to the order of BERRARD HOLDINGS LIMITED PARTNERSHIP (the "Holder"), or its permitted assigns, the aggregate principal sum of ONE HUNDRED NINETY-ONE THOUSAND EIGHT HUNDRED FIFTY-EIGHT AND 25/100 DOLLARS ($191,858.25) (the "Principal Amount"), together with interest on the unpaid principal balance of this Convertible Note (this "Note") at a rate equal to six percent (6%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum (the "Interest Rate"). Interest shall accrue from the date hereof and shall continue to accrue on the outstanding principal balance of this Note until paid in full or converted as provided herein. Except as expressly provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to the account specified by the Holder.
1.  Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated:
(a) "Affiliate" means, with respect to any person or entity, any person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity, as applicable. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
(b) "Maturity Date" means July 13, 2026.
(c) "Outstanding Balance" means all outstanding principal under the Note and any accrued and unpaid interest thereon.
(d) "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
(e) "Qualified Financing" means an equity financing of at least Five Hundred Thousand Dollars ($500,000) (excluding the conversion of the Note).

2. Transfer. This Note is transferable and assignable by the Holder to any Person previously approved, in writing, by the Company; provided, however, that no approval shall be required in connection with any transfer or assignment of this Note to an Affiliate of the Holder in compliance with applicable securities laws. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such approved transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.
3. Payment of Principal and Interest; Prepayment.
(a) Interest on this Note shall accrue from the date hereof and shall be payable, in arrears, on the Maturity Date, unless prepaid pursuant to Section 3(b) below or earlier converted pursuant to Section 4 below.
(b) The Company shall not prepay all or any portion of the principal amount or accrued but unpaid interest on this Note without the prior written consent of the Holder.
4. Conversion.
(a) Qualified Financing. Commencing upon the closing of a Qualified Financing through the Maturity Date, the Holder shall have the right, at its option, to convert the Outstanding Balance, in whole and not in part, into fully-paid and non-assessable shares of the capital stock of the Company being issued in such Qualified Financing (the "Qualified Financing Securities") at a conversion price equal to the greater of (i) $0.06 and (ii) fifty percent (50%) of the price per share at which the Qualified Financing Securities are sold by the Company in the Qualified Financing (such price per share, the "Conversion Price").
(b) Maturity. In the event that a Qualified Financing has not occurred by the Maturity Date, the Holder, in its sole option, may elect to (i) have the Outstanding Balance repaid by the Company in cash; or (ii) as soon as practicable following the Maturity Date, convert such Outstanding Balance into equity securities of the Company having substantially the same rights as the most senior class of stock of the Company outstanding immediately prior to the Maturity Date or if no class of stock senior to the Company's common stock is outstanding, into common stock, in each case at the Conversion Price, which shall be $0.06 if no Qualified Financing has occurred prior to the Maturity Date.
(c) Pay-off upon Conversion. If the Outstanding Balance is converted in full pursuant to Section 4(a) or 4(b) above, then such principal and interest shall be deemed to have been paid in full by the Company on the date of such conversion.
(d) Conversion Mechanics. In connection with conversion of the Note pursuant to Sections 4(a) and 4(b) above, the Holder shall surrender the Note, duly endorsed without recourse, representation or warranty, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Holder at such principal office a certificate or certificates for the equity securities (bearing such legends as may be required), together with a check payable to the Holder for any cash amounts payable as described in subsection (e) below.
(e) No Fractional Shares. No fractional equity securities shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional equity securities to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount in cash equal to the product obtained by multiplying the Conversion Price applied to effect such conversion by the fraction of an equity security not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Note, the Company shall be released from all of its obligations and liabilities under this Note.
(f) Payment Process. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature.

5. Adjustments for Certain Structural Events.
(a) Splits and Combinations. If the Company combines its outstanding equity securities into a smaller number of equity securities, the Conversion Price in effect immediately before the combination will be proportionately increased, as of the effective date of the combination, as follows: (i) the number of equity securities issuable to the Holder hereunder immediately before the effective date of the combination will be adjusted so that the Holder, if converted on or after that date, will receive the number of equity securities that the Holder would have owned and been entitled to receive as a result of the combination had the Note been converted immediately before that date; and (ii) the Conversion Price in effect immediately before such adjustment will be adjusted by multiplying the Conversion Price by a fraction, the numerator of which is the aggregate number of equity securities issuable to the Holder upon conversion of this Note immediately before such adjustment, and the denominator of which is the aggregate number of equity securities issuable to the Holder upon conversion of this Note immediately thereafter. If the Company subdivides its outstanding equity securities, the number of equity securities issuable upon conversion hereunder will be proportionally increased and the Conversion Price in effect before the subdivision will be proportionately decreased, as of the effective date of the subdivision, as follows: (A) the number of equity securities issuable to the Holder upon the conversion of this Note immediately before the effective date of the subdivision will be adjusted so that the Holder, if converted on or after that date, will receive the number of equity securities that the Holder would have owned and been entitled to receive as a result of the subdivision had the Note been converted immediately before that date; and (B) the Conversion Price in effect immediately before the adjustment will be adjusted by multiplying the Conversion Price by a fraction, the numerator of which is the aggregate number of equity securities issuable to the Holder upon conversion of this Note immediately before such adjustment, and the denominator of which is the aggregate number of equity securities issuable to the Holder upon conversion of this Note immediately thereafter.
(b) Reorganization, Recapitalization, Merger. If there occurs any reorganization, recapitalization, reclassification, merger, or statutory conversion to another form of business entity involving the Company in which the equity securities of the Company are converted into or exchanged for other securities (other than a transaction covered by Section 5(a), then Lender will receive upon conversion of this Note, in lieu of the equity securities of the Company immediately theretofore issuable upon conversion of this Note, for the aggregate Conversion Price in effect prior thereto, the kind and amount of other securities receivable upon such reorganization, recapitalization, reclassification, merger, or statutory conversion to another form of business entity, by the holders of the number of equity securities of the Company for which this Note could have been converted immediately prior to such reorganization, recapitalization, reclassification, merger, or statutory conversion to another form of business entity.
6. Event of Default.
The occurrence of any of the following events shall constitute an "Event of Default" hereunder:
(a) the failure of the Company to make any payment of principal or interest on this Note when due, whether at maturity, upon acceleration or otherwise;
(b) (i) the Company or a subsidiary of the Company (a "Subsidiary") makes a determination to discontinue (or does cease to conduct) business, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Company or a Subsidiary as bankrupt or insolvent; (iii) any order for relief with respect to the Company or a Subsidiary is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company or a Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or a Subsidiary or of any substantial part of the assets of the Company or a Subsidiary commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company or a Subsidiary and either (x) the Company or such Subsidiary by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days;
(c) unless waived by the Holder, if the Company fails to observe or perform in any material respect any of its covenants contained in the Note and such failure continues for more than thirty (30) days after delivery of written notice thereof;

(d) unless waived by the Holder, the Company's material breach of any other term or provision in this Note and such failure continues for more than thirty (30) days after delivery of written notice thereof; or
(e) the Company's indebtedness for borrowed money is accelerated as a result of a default or breach under any agreement for such borrowed money, including but not limited to loan agreements, or material breach under any real property lease agreements and capital equipment lease agreements, by which the Company is bound or obligated, which breach is not cured by the Company within the applicable time periods thereof.
Upon the occurrence of any Event of Default, the Outstanding Balance under this Note shall become immediately due and payable upon election of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under this Note. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys' fees and disbursement and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder.
7. Amendments in Writing. Any term of this Note may be amended, modified (including, without limitation, any extension of the Maturity Date, to change the conversion price or to cause the Note to be prepayable) or waived upon the written consent of the Company and the Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.
8. No Rights as a Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.
9. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.
10. Governing Law; Jurisdiction; Venue. This Note, and all matters arising directly and indirectly herefrom (the "Covered Matters"), shall be governed in all respects by the laws of the State of Nevada as such laws are applied to agreements between parties in the State of Nevada. The Company irrevocably submits to the personal jurisdiction of the courts of the State of Nevada and the United States District Court located nearest the Company's principal place of business for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Covered Matters. Service of process on the Company in connection with any such suit, action or proceeding may be served on the Company anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
11. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address set forth on the books and records of the Company or at such other place as may be designated by the Holder in writing to the Company in accordance with the provisions of this Section 11, and to the Company at the Company's principal place of business, or to such e-mail address, facsimile number or address as subsequently modified by written notice in accordance with the provisions of this Section 11.
12. Successors and Assigns. This note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and permitted assigns of the Holder.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SMART SERVER, INC. a Nevada corporation

By:	/s/ Pamela Elliott
Name: Pamela Elliott
Title: President and CEO

Address:	1960 Graegle Lane
Lincoln, CA 95648

[Signature Page to Convertible Promissory Note]